                                                          [NOTARIZED STAMP]
                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas
                                                             MAR 08 1995
                                                               Clerk D
                                                         Corporations Section

                       ==================================
                          ARTICLES OF INCORPORATION OF
                           FELCO OFFICE SYSTEMS, INC.              Exhibit 3.19A
                       ==================================

                                   ARTICLE ONE

      The name of the Corporation is FELCO OFFICE SYSTEMS, INC.

                                   ARTICLE TWO

      The period of its duration is perpetual.

                                  ARTICLE THREE

      The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

      The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Thousand (100,000). The shares shall have no par value.


                            ARTICLES OF INCORPORATION
                       FELCO OFFICE SYSTEMS, INC., PAGE 1

                                  ARTICLE FIVE

      The Corporation will not commence business until it has received consideration equal to or exceeding the value of $1,000.00, consisting of money, labor done, or property actually received, for the issuance of its shares.

                                   ARTICLE SIX

      The street address of its initial Registered Office, and the name of its initial Registered Agent at this address is as follows:

                                James R. Bass
                                9002 Wurzbach
                                San Antonio, Texas 78240

                                  ARTICLE SEVEN

      The number of initial Directors is one (1). The name and address of the initial Director is:

                                Arthur C. Felcoff
                                18115 Ravenfield
                                Houston, Texas 77084

                                  ARTICLE EIGHT

      The name and address of the Incorporator is:

                                Inga Brown
                                712-A, East 26th Street
                                Austin, Texas 78705


                            ARTICLES OF INCORPORATION
                       FELCO OFFICE SYSTEMS, INC., PAGE 2

      IN WITNESS WHEREOF: I have hereunto set my hand this 8th day of March, 1985.

                                                 /s/ Inga Brown
                                                 -------------------------------
                                                 Inga Brown, Incorporator

      SUBSCRIBED, SWORN TO, AND ACKNOWLEDGED before me this the 8th day of March, 1985, to which witness my hand and seal of office.

                                                 /s/ Marilyn C. Hershman
                                                 -------------------------------
                                                 Notary Public In and For
                                                 The State of Texas

                                                 My commission expires:

      [NOTARY PUBLIC SEAL]
         STATE OF TEXAS


                            ARTICLES OF INCORPORATION
                       FELCO OFFICE SYSTEMS, INC., PAGE 3

                                                          [NOTARIZED STAMP]
                                                                FILED
                                                         In the Office of the
                                                     Secretary of State of Texas
                                                             NOV 13 1989
                                                         Corporations Section

                              ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION

      Pursuant to the provisions of Article 4.04 of the [ILLEGIBLE] Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

      The name of the Corporation is FELCO OFFICE SYSTEMS, INC.

                                   ARTICLE TWO

      The following amendments to the Articles of Incorporation were adopted by the shareholders of the Corporation on October 2, 1989.

      1. This amendment alters or changes Article Four of the original Articles of Incorporation and the full text of Article Four as it is amended is as follows:

      "The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred" and "Common". The total number of shares which the Corporation is authorized to issue is TWO HUNDRED THOUSAND (200,000) shares. The number of Preferred shares authorized is ONE HUNDRED THOUSAND (100,000) shares, and the par value of each such share is ONE HUNDRED FIFTY AND NO/l00 DOLLARS ($150.00). The number of Common shares authorized is ONE HUNDRED THOUSAND (100,000) shares, and all such shares are without par value."

      2. This amendment is in addition to the original Articles of Incorporation and the full text of Article Nine as it is added is as follows:

      "The preferences, privileges, restrictions, and rights granted to or imposed on the Preferred shares are as follows:

                          Dividends on Preferred Shares

      9.01(1) The holders of the Preferred shares shall be entitled to receive dividends, out of any funds legally available therefore, at the rate of one percent (1%) per annum of the par value thereof payable in preference and priority to any payment of any dividend on Common shares and payable in cash annually on December 31, or otherwise, as the Board of Directors may from time to time determine. The right to such dividends on Preferred shares shall not be cumulative, and no right shall accrue to the holders of such shares by reason of the Boards failure to pay or declare and set apart dividends thereon for any given year as herein provided.

      (2) After all dividends which have been declared have been paid, as provided in Subparagraph 1 of this Paragraph, holders of the Common shares shall be entitled to receive out of any funds of the Corporation legally available for dividends, when and as declared by the Board of Directors, at the rate of $15.00 per share per annum, or at such lesser rate as the Board of Directors may determine, payable in cash annually on December

      31, or at such other intervals as the Board of Directors may from time to time determine. The right of the holders of Common shares to receive such dividends shall not be cumulative, and no rights shall accrue to such holders should dividends on Common shares not be paid or declared and set apart for payment in or for any year or years.

      (3) After all dividends on the Preferred shares which have been declared have been paid and the noncumulative dividends on the Common shares at the rate of $15.00 per share, or at such lesser rate as the Board of Directors may determine, shall have been paid or declared and set apart for payment in any year, as herein provided, any further dividends declared by the Board of Directors shall be made equally to all shares, Preferred and Common. The dividends authorized by this Subparagraph 3 shall not be cumulative and no rights shall accrue to the holders of either Preferred or Common shares should such dividends not be paid or declared and set apart for payment in any year or years.

                             Liquidation Preferences

      9.02 On any voluntary or involuntary liquidation of the Corporation, the holders of the Preferred shares shall receive an amount equal to the par value of such shares plus any dividends declared and unpaid thereon, and no more, before any amount shall be paid to the holders of the Common shares. If the assets of the Corporation should be insufficient to permit payment to the Preferred shareholders of their full preferential amounts as herein provided, then such assets shall be distributed ratably among the outstanding Preferred shares. Subject to such preferential rights, the holders of the Common shares shall receive, ratably, all remaining assets of the Corporation. A consolidation or merger of the Corporation with or into any other Corporation, or a sale of all or substantially all of the assets of the Corporation shall not be deemed a liquidation, dissolution, or winding up of the Corporation within the meaning of this paragraph.

                                Redemption Clause

      9.03(1) The Corporation, at the option of the Board of Directors, may at any time redeem the whole, or from time to time redeem any part, of the Preferred shares outstanding by paying in cash therefor the sum of $150.00 per share, plus all dividends declared but unpaid thereon as provided in this Article to and including the date of redemption, hereinafter referred to as the "redemptive price", and by giving to each Preferred shareholder of record at his last known address, as shown on the records of the Corporation, at least twenty, but not more than sixty days' prior written notice either personally or by mail, postage prepaid, stating the class or part of any class of shares to be redeemed and the date and plan of redemption, the redemptive price, and the place where the shareholders may obtain payment of the redemptive price on surrender of their respective share certificates, hereinafter called the "redemption notice." Should only a part of the outstanding Preferred shares be redeemed, such redemption shall be effected by lot, or pro rata, as prescribed by the Board of Directors; provided, however, that no Preferred shares shall be redeemed unless all dividends declared on all outstanding Preferred shares shall have been paid. On or after the date fixed for redemption, each holder of shares called for redemption shall surrender his certificate for such shares of the Corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the redemptive price. Should less than all the shares represented by any surrendered certificate be redeemed, a new certificate for the unredeemed shares shall be issued. If the redemption notice is duly given and if sufficient funds are available therefor on the date fixed for redemption, then, whether or not the certificates evidencing the shares to be redeemed are surrendered, all rights with respect to such shares shall terminate on the date fixed for redemption, except for the right of the shareholders to receive the redemption price, without interest, on surrender of their certificate therefor.

      (2) If, on or prior to any date fixed for redemption of Preferred shares as herein provided, the Corporation deposits with any bank or trust company in Texas, or any bank or trust company in the United States duly appointed and acting as transfer agent for the Corporation, as a trust fund, a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption thereof, and to pay, on or after the date fixed for redemption, the redemptive price of the shares to their respective holders on surrender of their share certificates, then from and after the date fixed for redemption, the shares so called shall be deemed to be redeemed and no dividends on those shares shall thereafter be declared. The deposit shall be deemed to constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the redemptive price of the shares, without interest, on surrender of their certificates therefor.

      (3) Shares redeemed by the Corporation shall be restored to the status of authorized but unissued shares of the Corporation.

                                  Voting Rights

      9.04 Except where otherwise provided by law, the holders of the Common shares shall have the exclusive voting rights and powers, including the exclusive right to notice of shareholders' meetings."

                                  ARTICLE THREE

      The number of shares of the Corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000.

                                  ARTICLE FOUR

      The holders of all of the shares outstanding and entitled to vote on said amendments voted for the amendments.

Dated: October 2, 1989.

                                                 /s/ Arthur C. Felcoff
                                                 -------------------------------
                                                 Arthur C. Felcoff, President